Exhibit 32.1

Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Michael D. Siegal, the Chairman & Chief Executive Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this annual report on Form 10-K for the period ended December 31, 2010 of the Company (the “Report”):

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ Michael D. Siegal
Michael D. Siegal
Olympic Steel, Inc.
Chairman & Chief Executive Officer

February 24, 2011